ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

THE UNITS OF LIMITED LIABILITY COMPANY INTEREST CREATED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER APPLICABLE SECURITIES LAWS AND WITH THE CONSENT OF THE SPONSOR.

Merrill Lynch Alternative Investments LLC

Sponsor

February 29, 2012

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC

SECOND AMENDED AND RESTATED LIMITED LIABILITY
COMPANY OPERATING AGREEMENT

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TABLE OF CONTENTS (cont.)

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TABLE OF CONTENTS (cont.)

TESTIMONIUM
SIGNATURES

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ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

as of February 29, 2012

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT ("Agreement") dated as of February 29, 2012 of ML Transtrend DTP Enhanced FuturesAccess LLC (this "FuturesAccess Fund") by and among Merrill Lynch Alternative Investments LLC, a Delaware limited liability company (the "Sponsor"), an indirect wholly-owned subsidiary of Bank of America Corporation, and those persons who shall invest in the units of limited liability company interest ("Units") created pursuant to this Agreement — Class A, Class C, Class D, Class I, Class M, Class DS, Class DT and such other classes as may be established in the future — and shall therefore be admitted as members (such members being hereinafter sometimes referred to collectively as "Investors"; provided, that for purposes of voting, Units held by the Sponsor shall not be considered to be held by an Investor).

WHEREAS, the parties hereto desire to form or continue this FuturesAccess Fund, a limited liability company under the provisions of the Delaware Limited Liability Company Act (the "Act"), which shall be one of the funds included in the FuturesAccesssM Program ("FuturesAccess"); such other funds to be hereinafter sometimes referred to as "FuturesAccess Funds."

WHEREAS, units of limited liability company interest issued by this FuturesAccess Fund shall hereinafter be referred to as "Units."

WHEREAS, the Sponsor is the sponsor of this FuturesAccess Fund and the manager of this FuturesAccess Fund for purposes of the Act.

WHEREAS, in addition to FuturesAccess, the Sponsor also sponsors the HedgeAccessSM Program ("HedgeAccess") of private investment funds concentrating on securities, rather than futures and forward trading (such funds being hereinafter referred to as "HedgeAccess Funds").

WHEREAS, the parties hereby desire to set forth the terms pursuant to which this FuturesAccess Fund shall be governed.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
ORGANIZATION

SECTION 1.01. OBJECTIVES AND PURPOSES.

(a)	This FuturesAccess Fund shall have the following objectives and purposes:

(i)
to retain a professional trading advisor (the "Trading Advisor") to manage this FuturesAccess Fund's speculative trading in the futures, forward, options and other markets as described in the disclosure document for this FuturesAccess Fund, including any and all parts or sections thereof and exhibits or supplements thereto (the "Disclosure Document");

(ii)
to maintain such futures brokerage, forward dealing and other counterparty accounts, as well as such cash reserves as the Sponsor may from time to time deem to be appropriate and to invest and manage all such cash reserves; and

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement Dated as of February 29, 2012

(iii)	to engage in any other lawful act or activity within and without the United States for which limited liability companies may be organized under the laws of the State of Delaware.

(b)
This FuturesAccess Fund, and the Sponsor on behalf of this FuturesAccess Fund, shall have the power to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions as may be necessary or advisable to the carrying out of the foregoing purposes, including, without limitation, the power:

(i)	to trade futures, forwards, options and other instruments on margin and otherwise;

(ii)	to borrow money from banks or brokers, and to secure the payment of any obligations of this FuturesAccess Fund by hypothecation or pledge of all or part of the assets of this FuturesAccess Fund;

(iii)	to exercise, as applicable, all rights, powers, privileges and other incidents of ownership or possession with respect to the assets of this FuturesAccess Fund;

(iv)	to open, maintain and close bank, brokerage and other accounts;

(v)
to prepare and file all tax returns required of this FuturesAccess Fund and make any election or determination on behalf of this FuturesAccess Fund in connection therewith or as otherwise required or permitted by applicable tax laws;

(vi)	to bring, defend, compromise and settle legal actions or other claims on behalf of this FuturesAccess Fund;

(vii)	to maintain insurance on behalf of this FuturesAccess Fund, including indemnification insurance; and

(viii)	to take any and all such actions as the Sponsor may deem to be necessary or advisable in connection with the foregoing.

SECTION 1.02. APPOINTMENT OF THE TRADING ADVISOR; INVESTMENT OF CASH RESERVES. The Sponsor shall appoint the Trading Advisor to have discretionary authority over this FuturesAccess Fund's trading and investing as described in the Disclosure Document. This FuturesAccess Fund may execute transactions in commodity interests, currency interests, swap agreements and any other manner of instruments, on either a principal or an agency basis, with or through affiliates of the Sponsor (the Sponsor and its affiliates, including Bank of America Corporation, collectively "BAC") or third parties. The sole clearing broker and the principal forward trading counterparty for this FuturesAccess Fund shall be BAC unless the Sponsor otherwise determines.

This FuturesAccess Fund shall deposit all or substantially all of this FuturesAccess Fund's capital with BAC or any other clearing brokers selected by the Sponsor pursuant to the arrangements described in the Disclosure Document, all Investors acknowledging that BAC will not only receive futures brokerage commissions and bid-ask spreads from this FuturesAccess Fund but also will retain significant economic benefits from the possession of this FuturesAccess Fund's assets (in addition to the interest which BAC will credit to this FuturesAccess Fund's account). In addition, the Sponsor may maintain this FuturesAccess Fund's assets in deposit or similar accounts with, or in money market funds operated by, one or more affiliates of the Sponsor, which affiliates may benefit from the possession of such assets, as well as with unaffiliated entities. The interest paid by such affiliated and unaffiliated entities on this FuturesAccess Fund's cash so invested will be paid to this FuturesAccess Fund. However, neither the Sponsor nor any of its affiliates (or any third parties) will be obligated to account to this FuturesAccess Fund or any Investor for any additional economic benefits which the Sponsor or any such affiliate may derive from possession of this FuturesAccess Fund's assets.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

SECTION 1.03. FISCAL YEAR; ACCOUNTING PERIODS. The fiscal year of this FuturesAccess Fund shall end on each December 31. This FuturesAccess Fund's accounting periods ("Accounting Periods"), as of the end of each of which increases and decreases in this FuturesAccess Fund's "Net Assets" (as defined in Section 2.04) shall be calculated and reflected in the "Net Asset Value" (as defined in Section 2.04) of the Units issued by this FuturesAccess Fund, shall begin: (i) as of the day that this FuturesAccess Fund first begins operations; (ii) as of the day that any Unit is issued; (iii) as of the day immediately following any redemption of Units; (iv) as of the beginning of each calendar month; and (v) as of such other day as the Sponsor may determine. An Accounting Period shall end on the day immediately preceding the beginning of the next Accounting Period.

SECTION 1.04. REGISTERED AGENT AND OFFICE; PRINCIPAL OFFICE. This FuturesAccess Fund shall maintain in the State of Delaware a registered agent and office. The identity and location of said registered agent and office shall be determined by the Sponsor, and may be changed from time to time by the Sponsor.

The initial registered office of this FuturesAccess Fund in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

The principal office of this FuturesAccess Fund shall be located at the offices of the Sponsor, 4 World Financial Center, 250 Vesey Street, 10th Floor, New York, New York 10080, or such other place as the Sponsor may designate from time to time.

SECTION 1.05. DURATION OF THIS FUTURESACCESS FUND. The term of this FuturesAccess Fund commenced as of the date its Certificate of Formation was filed with the Secretary of State of the State of Delaware, and shall continue until terminated by the dissolution and winding up of this FuturesAccess Fund as hereinafter provided.

SECTION 1.06. NON-ASSIGNABILITY OF UNITS; SUBSTITUTED INVESTORS; LIMITED ASSIGNABILITY OF THE SPONSOR'S INTEREST.

(a)
No Investor shall assign, encumber, pledge, hypothecate or otherwise transfer any of such Investor's Units without the consent of the Sponsor; provided, however, that an Investor may transfer the economic benefit of ownership of such Investor's Units without the prior written consent of the Sponsor. Any assignment, encumbrance, pledge, hypothecation or transfer of Units, whether voluntary, involuntary or by operation of law, to which the Sponsor does not consent, and for which the Sponsor's consent was required pursuant to the previous sentence, shall result in the Units so assigned, encumbered, pledged, hypothecated or otherwise transferred being mandatorily redeemed as of the end of the month during which such purported assignment, encumbrance, pledge, hypothecation or transfer occurred. Any assignment, encumbrance, pledge, hypothecation or transfer which shall result in the termination of this FuturesAccess Fund for federal income tax purposes shall be null and void ab initio and of no legal force or effect whatsoever. An assigning Investor shall remain liable to this FuturesAccess Fund as provided in the Act, regardless of whether his or her assignee becomes a substituted Investor.

(b)
The Sponsor may not assign, encumber, pledge, hypothecate or otherwise transfer all or any portion of its manager's interest in this FuturesAccess Fund; provided, that the Sponsor may assign such interest to an affiliate of the Sponsor upon notice (which need not be prior notice) to the Investors or in connection with the sale or transfer of all or a material portion of the Sponsor's equity or assets. See Sections 4.01 and 6.02.

SECTION 1.07. LIABILITY OF INVESTORS.

(a)
Nothing herein shall require the Sponsor to maintain any minimum net worth or shall make any person associated with the Sponsor individually liable for any debt, liability or obligation of this FuturesAccess Fund or of the Sponsor.

(b)	No Investor shall have any obligation to restore any negative balance in the capital account established for each Unit pursuant to Section 2.02 ("Capital Account") of such Investor.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

(c)	The Sponsor shall have no obligation to restore any negative balance in any Investor's or in the Sponsor's Capital Account.

(d)
Except as provided in Section 2.08 (providing for chargebacks to current or former Investors), the Sponsor and the Investors shall be liable for the repayment, satisfaction and discharge of debts, liabilities and obligations of this FuturesAccess Fund only to the extent of the Sponsor's or such Investor's investment in this FuturesAccess Fund and not in excess thereof.

ARTICLE II

CAPITAL AND TAX ALLOCATIONS

SECTION 2.01. CAPITAL CONTRIBUTIONS. All contributions of capital to this FuturesAccess Fund ("Capital Contributions") shall be made in cash. Capital Contributions may be made in such amounts, and at such times, as the Sponsor may determine. The Sponsor may permit certain Investors to make smaller initial or subsequent Capital Contributions than is otherwise generally required by the Sponsor without entitling any other Investor to make smaller initial or subsequent Capital Contributions.

Investors will receive Units in return for their Capital Contributions. Each class of Units ("Class") shall initially be issued at $1.00 per Unit, and thereafter at Net Asset Value. Investors' subscriptions shall be used to purchase the largest number of whole Units of the appropriate Class possible; provided, that fractional Units may be issued to Investors (or may be issued to the Sponsor or any other BAC entity) in the discretion of the Sponsor. If only whole Units are issued, any subscription amount that cannot be used to purchase whole Units will be credited (in cash) to Investors' BAC securities investment accounts ("Securities Accounts").

The Units may be issued in the seven Classes described herein — Class A Units, Class C Units, Class D Units, Class I Units, Class DS Units, Class DT Units and Class M Units. Units of a new Class or series may be issued in the Sponsor's sole discretion.

Each Class of Units is subject to different eligibility requirements as set forth in the Disclosure Document. Subject to the eligibility requirements set forth in the Disclosure Document, there is no minimum investment required to invest in Class A or Class C Units other than the minimum initial subscription otherwise required to invest in this FuturesAccess Fund. Unless otherwise indicated in the Disclosure Document, the Class I Units are subject to a minimum investment requirement that may be satisfied based on an Investor's total investments in this FuturesAccess Fund and Class D Units are subject to a minimum investment requirement that may be satisfied based on an Investor's total investments in this FuturesAccess Fund plus the Investor's total investments in certain other products offered or sponsored by BAC.

Class DS and Class DT Units are open to investment by only other FuturesAccess Funds and do not otherwise have any eligibility requirements except as determined by the Sponsor from time to time.

Class M Units are open to Investors that subscribe to this FuturesAccess Fund through an eligible managed account program (a "Managed Account") at BAC and who satisfy other requirements as determined by the Sponsor from time to time.

Once an Investor is issued Class M Units, such Investor shall continue to be issued Class M Units for so long as it continues to be eligible to have, and in fact does have, a Managed Account. If an Investor holding Class M Units terminates its Managed Account, or otherwise becomes ineligible to have a Managed Account, the Sponsor may, in its sole discretion: (i) automatically convert the Investor's Class M Units to Class C, Class I or Class D Units pursuant to such eligibility requirements and policies as determined by the Sponsor from time to time; (ii) permit such Investor to redeem its Class M Units as of the first available redemption date following the termination of such Investor's Managed Account provided that a timely redemption notice is submitted by the Investor or otherwise waived by the Sponsor; (iii) mandatorily redeem such Investor's Class M Units pursuant to Section 3.04; or (iv) permit such Investor to continue to hold such Class M Units for such time period as determined by the Sponsor.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

The Sponsor may waive or modify any eligibility requirements applicable to a particular Class of Units with respect to any one or more Investors, including Sponsor Parties (as defined in Section 2.09), without entitling any other Investor to so such waiver or modification provided that doing so is not materially adverse to the interests of the Investors.

This FuturesAccess Fund may from time to time offer to certain BAC investors a customized Class of Units having different financial terms than those described herein or in the Disclosure Document, provided that doing so does not have a material adverse effect on existing Investors. Such customized Classes will generally be designed for Investors who are subject to additional fees on their investments in this FuturesAccess Fund depending on the Securities Account held by such Investors or other reasons, and shall not be generally available to other Investors.

Sales commissions will be deducted from Class A, Class D and Class I subscriptions as described in the Disclosure Document, and the net amount of such subscriptions (after deducting applicable sales commissions) will be invested in the Units. The Sponsor may waive or reduce sales commissions for certain Investors without entitling any other Investor to any such waiver or reduction.

The Sponsor (and/or any other BAC entity) may, but need not, make Capital Contributions as of any date that any Units are issued. BAC may provide initial ("seed") capital to enable this FuturesAccess Fund to begin trading before sufficient client capital has been raised to meet this FuturesAccess Fund's minimum capitalization. Seed capital (if any) will be invested in Class D Units, or Units of such other Class as may be designated by the Sponsor. However, neither the Sponsor nor any other BAC entity has any obligation to "seed" this FuturesAccess Fund (or any other FuturesAccess Fund).

Provided this FuturesAccess Fund's overall minimum capitalization is met, there is no minimum number of Units of a particular Class that must be sold in order for Units of that particular Class to be issued.

Once this FuturesAccess Fund has begun operations, there is no minimum dollar amount of subscriptions that must be received as of the beginning of any calendar quarter in order for additional Units of any Class to be issued. All Units will be issued only as the Sponsor may determine, irrespective of how many subscriptions are received.

The amount of each Investor's Capital Contribution shall be set forth in such Investor's Subscription Agreement Signature Pages ("Signature Pages") to the FuturesAccessSM Program Subscription and Exchange Agreement ("Subscription Agreement"). A Subscription Agreement, including the Signature Pages, must be completed and accepted by the Sponsor prior to an Investor's initial Capital Contribution if such Investor is not already an investor in FuturesAccess. The Sponsor may require new Signature Pages each time an existing Investor makes an additional Capital Contribution or exchange.

The aggregate of all Capital Contributions shall be available to this FuturesAccess Fund to carry out its objectives and purposes.

No Investor shall be obligated to make any additional Capital Contributions, except as provided in Section 2.08.

No provision of this Agreement shall be construed as guaranteeing the return, by any Sponsor Party or this FuturesAccess Fund, of all or any part of the Capital Contribution(s) of any Investor.

SECTION 2.02. OPENING CAPITAL ACCOUNTS.

(a)
There shall be established for each Unit of each Class on the books of this FuturesAccess Fund, as of the first day of each Accounting Period, an opening capital account ("Opening Capital Account") which, for the Accounting Period as of the beginning of which such Unit is issued, shall be the Capital Contribution made in respect of such Unit and which, for each Accounting Period thereafter, shall be an amount equal to the closing capital account ("Closing Capital Account") (determined as set forth in Section 2.06) attributable to such Unit for the immediately preceding Accounting Period.

(b)
The Sponsor may, but shall not be required to, make Capital Contributions to this FuturesAccess Fund from time to time as new Units are issued, which shall be accounted for on a Unit-equivalent basis and

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

shall participate in the profits and losses of the Units on the same basis as the Capital Accounts of the Class D Units.

(c)
For all purposes of this Agreement, references to Units shall be deemed to include the Sponsor's CapitalAccount on a Unit-equivalent basis (unless the context otherwise requires or the reference is made explicit for greater certainty).

SECTION 2.03. FINANCIAL ALLOCATIONS AMONG THE UNITS. The net profits and losses are allocated to each Class as provided in Section 2.06 and shall be allocated equally among the Units of such Class. All Units of the same Class shall have the same Net Asset Value.

SECTION 2.04. NET ASSET VALUE. For the purposes of this Agreement, unless the context otherwise requires, "Net Assets" and "Net Asset Value" shall mean assets less liabilities. For purposes of determining Opening Capital Accounts, Net Asset Value shall be determined as of the beginning of, and for purposes of determining Closing Capital Accounts, Net Asset Value will be determined as of the close of, business on the relevant valuation date.

(a)	The assets of this FuturesAccess Fund shall include:

(i)	all cash on hand or on deposit in bank or other interest-bearing accounts, including any interest accrued thereon;

(ii)	any accrued gains on open positions which have not been settled by crediting this FuturesAccess Fund's account, as valued pursuant to Section 2.10;

(iii)	all bills, demand notes and accounts receivable;

(iv)
all securities (including, without limitation, money-market funds, Treasury bills and other short-term, interest-bearing instruments), commodity interests, currency interests, swap agreements and all other instruments owned or contracted for by this FuturesAccess Fund;

(v)	all interest accrued on any interest-bearing securities owned by this FuturesAccess Fund except to the extent that the same is included or reflected in the valuation of such securities; and

(vi)	all other assets of every kind and nature, including prepaid expenses.

(b)
The liabilities of this FuturesAccess Fund shall be deemed to include the following (provided, however, that in determining the amount of such liabilities, this FuturesAccess Fund may calculate expenses of a regular or recurring nature for any given period on an estimated basis in advance, and may accrue the same in such manner as the Sponsor may deem appropriate over such period):

(i)	any accrued losses on open positions which have not been settled by debiting this FuturesAccess Fund's account, as valued pursuant to Section 2.10;

(ii)	all bills and accounts payable;

(iii)	all expenses accrued, reimbursable or payable; and

(iv)	all other liabilities, present or future, including such reserves as the Sponsor may (as contemplated by Section 2.04(g)) deem advisable.

(c)
The management fees payable to the Trading Advisor ("Management Fees"), the performance fees payable to the Trading Advisor ("Performance Fees") and the "Sponsor's Fees" (as defined in Section 2.05(a)) shall be determined, and Units' Capital Accounts correspondingly reduced, after the allocation of the other components of Net Asset Value, as described above; provided that interest income may or may

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

not be included in Net Asset Value for purposes of calculating the Performance Fees as agreed upon between the Sponsor and the Trading Advisor.

(d)	Operating expenses shall be allocated among the Units pro rata based on their respective Net Asset Values as of the beginning of the month.

(e)	Extraordinary costs, if any, shall be allocated as incurred in such manner as the Sponsor may deem to be fair and equitable.

(f)
Organizational and initial offering costs shall be deducted from Net Asset Value in installments as of the end of each of the first 60 calendar months after the initial issuance of the Units. However, for financial reporting purposes, organizational costs, to the extent material, will be deducted from net asset value as of the date of such initial issuance and initial offering costs will be amortized over a 12-month period to the extent material.

(g)
All Investors, by becoming party to this Agreement, hereby agree and consent to the Sponsor's authority to establish whatever reserves the Sponsor may determine to be appropriate in order to cover losses, contingencies, liabilities, uncertain valuations and other factors. Any such reserves shall, unless the Sponsor determines that such reserves are properly attributable to certain but less than all outstanding Units, reduce the Net Asset Value of the Units of each Class pro rata based on their respective Net Asset Values, after reduction for accrued Sponsor's Fees, operating expenses and extraordinary expenses until such time, if any, as such reserves are reversed. Reserves, when reversed, shall be similarly allocated among the Units then outstanding pro rata based on their respective Net Asset Value (irrespective of whether such Units were outstanding when the reserves were established).

(h)
The Sponsor may suspend the calculation of Net Asset Value during any period for which the Sponsor is unable to value a material portion of this FuturesAccess Fund's positions. The Sponsor will give notice of any such suspension to all Investors.

SECTION 2.05. SPONSOR'S FEES; MANAGEMENT AND PERFORMANCE FEES; TRANSACTION COSTS; OPERATING EXPENSES.

(a)
The Sponsor shall receive monthly sponsor's fees ("Sponsor's Fees"), payable in arrears of 1/12 of 1.50%, 2.50%, 0% and 1.10%, respectively, of the aggregate Net Asset Value of the Class A, Class C, Class D and Class I Units, in each case as of the close of business (as determined by the Sponsor) on the last business day of each calendar month (Net Asset Value for purposes of calculating the Sponsor's Fees shall not be reduced by the accrued Sponsor's Fees being calculated). The Sponsor's Fees shall be accrued monthly. The Sponsor may waive or reduce Sponsor's Fees for certain Investors without entitling any other Investor to any such waiver or reduction. No Sponsor's Fees shall be charged to Class DS, Class DT or Class M Units, unless otherwise determined by the Sponsor.

(b)
This FuturesAccess Fund shall reimburse the Sponsor for the organizational and initial offering costs incurred by this FuturesAccess Fund in respect of the initial offering of the Units (of all Classes combined) as determined by the Sponsor in its sole discretion. If this FuturesAccess Fund dissolves prior to the end of the 60-month period described in Section 2.04(f), the Sponsor shall reimburse this FuturesAccess Fund for any such costs that have not yet been amortized.

(c)
The Sponsor's Fees, as well as operating expenses due to the Sponsor (including: organizational and initial offering costs; ongoing offering costs; administrative, custody, transfer, subscription and redemption processing, legal, regulatory, filing, tax, audit, escrow, accounting and printing costs; and extraordinary expenses), shall be debited by the Sponsor directly from this FuturesAccess Fund's account and paid to the Sponsor, where appropriate, as if to a third party, not credited to the Sponsor's Capital Account.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

(d)
This FuturesAccess Fund shall pay all transaction costs (including futures brokerage commissions and bid-ask spreads as well as interest on foreign currency borrowings), as well as all Management and Performance Fees, as incurred.

(e)	The Sponsor's Fees, but not reimbursement payments for organizational and initial offering costs, shall be appropriately pro rated in the case of partial calendar months.

(f)
This FuturesAccess Fund shall pay all expenses, including administrative and ongoing offering costs, as well as any extraordinary expenses, incurred in its operations (including the expenses of any services provided by the Sponsor, other than in its capacity as Sponsor, or its affiliates); provided, that this FuturesAccess Fund shall not pay any allocable Sponsor overhead.

(g)
The Sponsor retains outside service providers to supply tax reporting, custody and accounting services to FuturesAccess. This FuturesAccess Fund's operating costs will include its allocable share of the fees and expenses of such service providers, as well as the fees and expenses of any BAC entity which may provide such (or other) services in the future.

(h)	The Capital Account of the Sponsor (if any) shall not be subject to Sponsor's Fees.

SECTION 2.06. ALLOCATION OF PROFITS AND LOSSES FOR FINANCIAL PURPOSES. As of the end of each Accounting Period and before giving effect to any redemptions then being made, the Closing Capital Account of each Class shall be determined by adjusting the Opening Capital Account of each such Class as of the beginning of such Accounting Period in the following manner:

(a)
Any increase or decrease in the Net Asset Value of this FuturesAccess Fund, after the deduction of all transaction costs and operating expenses, but prior to accrual of the Management, Performance and Sponsor’s Fees, during such Accounting Period shall be credited pro rata, without any order or priority, among: (i) each Class of Units; and (ii) the Sponsor's Capital Account, if any, based in each case on the aggregate Opening Capital Accounts attributable to each such Class of Units and the Sponsor's Capital Account; provided that any amounts received by this FuturesAccess Fund from the Trading Advisor for payment to the Sponsor shall be allocated to the Capital Account of the Sponsor. Extraordinary expenses shall be allocated as the Sponsor may determine.

(b)	If the Closing Capital Account per Unit of any Class is reduced to zero, any further decrease in the Net Asset Value per Unit shall be allocated to the Sponsor's Capital Account, if any.

(c)	The Management Fee, Performance Fee and Sponsor's Fee shall be debited from each Class, in each case after the Section 2.06(a) and (b) allocations are made.

(d)	The Net Assets of each Class shall be divided equally among all Units of such Class.

SECTION 2.07. ALLOCATION OF PROFITS AND LOSSES FOR INCOME TAX PURPOSES.

(a)
A Tax Account shall be established for each Unit of each Class. The Tax Accounts of all outstanding Units shall initially be equal to each Unit's net purchase price (i.e., the subscription price for such Unit reduced by any sales commissions) and shall subsequently be increased by such Unit's share of the taxable and tax-exempt income and gain of this FuturesAccess Fund and decreased by such Unit's share of the items of loss or expense and nondeductible items of loss or expense of this FuturesAccess Fund, as well as by any distributions.

(b)
For federal income tax purposes, items of ordinary income and loss, capital gain and capital loss shall, unless the Sponsor believes that doing so would not equitably reflect the economic experience of the Units, be allocated as of December 31 of each year among the Units, in the following order and priority:

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

(i)
Items of ordinary income and deduction generated by this FuturesAccess Fund shall be allocated pro rata among the Units which were outstanding during the months in such year when such items of ordinary income and deduction accrued.

(ii)
Gains will be allocated FIRST, to Investors who have redeemed Units during such year (including as of December 31), to the extent of the positive difference (if any) between the amounts received or receivable upon redemption and the respective Tax Account balances of the redeemed Units. SECOND, gains will be allocated to Investors to the extent of the positive difference (if any) between the Capital Account balance and the Tax Account balance attributable to their remaining Units. THIRD, gains will be allocated among all Investors based on the respective Net Asset Values of their outstanding Units.

(iii)
Losses shall be allocated FIRST, to Investors who have redeemed Units during such year (including as of December 31), to the extent of the negative difference (if any) between the amounts received or receivable upon redemption and the respective Tax Account balances of the redeemed Units. SECOND, losses shall be allocated to Investors to the extent of the negative difference (if any) between the Capital Account balance and Tax Account balance attributable to their remaining Units. THIRD, losses shall be allocated among all Investors based on the respective Net Asset Values of their outstanding Units.

(iv)
In the case of each of the FIRST and SECOND allocation levels set forth in Sections 2.07(b)(ii) and (iii), if there is insufficient gain or loss to make the complete allocation required at such level, such allocation will be made pro rata among all Investors who are subject to an allocation at such level in accordance with the respective amounts which would have been allocated had a complete allocation been possible.

(v)
Management Fees, Performance Fees and Sponsor's Fees, as well as the operating expenses (in each case as adjusted to reflect the non-deductibility of all or a portion of such Sponsor's Fees and operating expenses) and extraordinary expenses, shall be allocated, for tax purposes, to the Investors based on the amount of the foregoing actually debited from the Units' respective Capital Accounts of the Investors' respective Units.

(vi)	Items of ordinary income and/or gain attributable to amounts received by this FuturesAccess Fund from the Trading Advisor for payment to the Sponsor shall be specially allocated to the Sponsor.

(c)
The character of items of income, gain, loss or deduction (ordinary, short-term and long-term) and of the items required to be separately stated by Section 702(a) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be allocated to the Investors pursuant to this Section 2.07 so as equitably to reflect, without discrimination or preference among Investors, the amounts credited or debited to the Units' respective Capital Accounts pursuant to Section 2.06. Furthermore, to the extent that this FuturesAccess Fund has a net long-term capital gain or loss that may be subject to more than one maximum federal income tax rate, allocations of such gain or loss shall be made pro rata from among the amounts subject to each maximum tax rate.

(d)
In the case of Units which are transferred during a fiscal year, the tax allocations shall be made to such Units as provided above. The tax items so allocated will then be divided among the transferor(s) and the transferee(s) based on the number of months during such year that each held such Units, or in such other manner as the Sponsor may deem equitable.

(e)
Having in mind the principles of the allocations set forth above in this Section 2.07 (to which all Investors consent by becoming Investors), the Sponsor may nevertheless make such allocations of items of ordinary income and gain, ordinary deduction and loss and any items required to be separately stated by Section 702(a) of the Code as the Sponsor may deem fair and equitable — even if not consistent with the

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

foregoing allocations — in order to cause the tax items allocated to the Investors, respectively, better to take into account (as determined by the Sponsor) the Units' respective Opening Capital Accounts and distributive shares of net profit and net loss, any entry of new Investors, any redemptions, any differences between income for tax purposes and for Net Asset Value purposes, the differences between the Classes of Units and any other special circumstances which may arise; provided, however, that no such allocation by the Sponsor shall discriminate unfairly against any Investor; and provided further, that the Sponsor shall be under no obligation whatsoever to deviate from the allocations set forth above.

(f)	This FuturesAccess Fund may, to the extent practicable, allocate tax items on a gross rather than a net basis.

(g)
Allocations pursuant to this Section 2.07 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit's Capital Account or share of net profits, net losses or distributions.

(h)
The tax allocations set forth in this Section 2.07 are intended to allocate items of this FuturesAccess Fund's income, gains, losses and deductions (ordinary, short-term and long-term) in accordance with Sections 704(b) and 704(c) of the Code, and the regulations thereunder, including, without limitation, the requirements set forth therein regarding a "qualified income offset."

(i)	The Sponsor may make such modifications to this Agreement as the Sponsor believes may be required to comply with Section 704 of the Code and the regulations thereunder.

(j)	In the event that the Sponsor determines to issue a new Class of Units, the foregoing tax allocations shall be adjusted so as equitably to allocate tax items between or among the different Classes.

SECTION 2.08. CHARGEBACKS TO CURRENT OR FORMER INVESTORS. Each Investor, by subscribing for Units, agrees to repay, despite the fact that such Investor no longer remains an Investor, to this FuturesAccess Fund any amount (including interest at the rate set by the Sponsor in good faith from the date of any payment of redemption or distribution proceeds to such Investor by this FuturesAccess Fund) which the Sponsor may reasonably determine to be due to this FuturesAccess Fund from such Investor as a result, for example, of any claims arising (prior or subsequent to such Investor's withdrawal from this FuturesAccess Fund) relating to events or circumstances (whether known or unknown at the time of such Investor's withdrawal) in existence while such Investor was an Investor or, subject to the following paragraph, in the event that the Net Asset Value per Unit (of any Class) at which such Investor was permitted to redeem is later determined to have been overstated or otherwise miscalculated due to circumstances (whether known or unknown at the time of such Investor's redemption) in existence as of the date of redemption. In no event shall any provision of this Section 2.08 require an Investor to repay to this FuturesAccess Fund any amounts in excess of the redemption proceeds received by such Investor from, or the amounts distributed to such Investor by, this FuturesAccess Fund, plus interest thereon as provided above.

In the event that the Sponsor determines that an amount paid by this FuturesAccess Fund to a withdrawn or continuing Investor was less or more than the amount which such Investor was, in fact, entitled to receive, the Sponsor shall not (unless the Sponsor otherwise determines) attempt to make appropriate adjusting payments to, or formally request appropriate adjusting payments from, such withdrawn Investor or make retroactive adjustments to such continuing Investor's Units in order to reflect such discrepancy, but rather shall reflect such adjustments in the Accounting Period in which they become known.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

SECTION 2.09. PROCESSING OF SUBSCRIPTIONS.

(a)
The Sponsor may admit new Investors to this FuturesAccess Fund at such times and upon such notice (if any) as the Sponsor may determine. Investors' Securities Accounts will be debited on or about the issuance date of such Units, and the amount so debited, less any applicable sales commission, will be invested directly in this FuturesAccess Fund. No interest will be payable in respect of any such subscriptions.

(b)
To the extent required by Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, all subscriptions while held in escrow during the initial offering period pending release to this FuturesAccess Fund shall be held by a bank independent of the Sponsor, its affiliates, and their respective officers, employees, representatives and agents (each, a "Sponsor Party" and, collectively, the "Sponsor Parties").

SECTION 2.10. VALUATION OF ASSETS. For all purposes of this Agreement, including, without limitation, the determination of the Net Asset Value per Unit of each Class, the assets of this FuturesAccess Fund shall be valued according to the following principles:

(a)
The Net Assets of this FuturesAccess Fund are its assets less its liabilities determined in accordance with generally accepted accounting principles and as described below. Accrued Performance Fees (as described in the Disclosure Document) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid.

(b)	For the avoidance of doubt, the Sponsor shall, in general, apply the following principles in valuing this FuturesAccess Fund's assets:

(i)	commodity interests and currency interests which are traded on a United States exchange shall be valued at their settlement on the date as of which the values are being determined;

(ii)
commodity interests and currency interests not traded on a United States exchange shall be valued based upon policies established by the Sponsor, generally based on prices as reported by any reliable source selected by the Sponsor, consistently applied for each variety of interest;

(iii)	swap agreements shall be valued in the good faith discretion of the Sponsor based on quotations received from dealers deemed appropriate by the Sponsor;

(iv)	bank and other interest-bearing accounts, Treasury bills and other short-term, interest-bearing instruments shall be valued at cost plus accrued interest;

(v)
securities which are traded on a national securities exchange shall be valued at their closing price on the date as of which their value is being determined on the national securities exchange on which such securities are principally traded or on a consolidated tape which includes such exchange, whichever shall be selected by the Sponsor, or, if there is no closing price on such date on such exchange or consolidated tape, at the prior day's closing price;

(vi)	securities not traded on a national securities exchange but traded over-the-counter shall be valued based on prices as reported by any reliable source selected by the Sponsor;

(vii)	money-market funds shall be valued at their net asset value on the date as of which their value is being determined;

(viii)
if on the date as of which any valuation is being made, the exchange or market herein designated for the valuation of any given assets is not open for business, the basis for valuing such assets shall be such value as the Sponsor may deem fair and reasonable;

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

(ix)
all other assets, including securities traded on foreign exchanges, and liabilities shall be valued in good faith by the Sponsor, including assets and liabilities for which there is no readily identifiable market value;

(x)	the foregoing valuations may be modified by the Sponsor if and to the extent that it shall determine that modifications are advisable in order better to reflect the true value of any asset; and

(xi)
the Sponsor may reduce the valuation of any asset (or of this FuturesAccess Fund) by reserves established, as contemplated by Section 2.04(g), to reflect losses, contingencies, liabilities, uncertain valuations or other factors, which the Sponsor determines reduce, or might reduce, the value of such asset (or of this FuturesAccess Fund as a whole in the case of reserves not specifically attributable to any particular asset).

All determinations of value by the Sponsor shall be final and conclusive as to all Investors, in the absence of manifest error, and the Sponsor shall be absolutely protected in relying upon valuations furnished to the Sponsor by third parties, provided that such reliance is in good faith.

The Sponsor may suspend the calculation of Net Asset Value during any period in which the Sponsor believes that it is reasonably impracticable to value a material portion of this FuturesAccess Fund's assets.

SECTION 2.11. USE OF ESTIMATES. The Sponsor is authorized to make all Net Asset Value determinations (including, without limitation, for purposes of determining redemption payments and calculating Sponsor's Fees) on the basis of estimated numbers. The Sponsor shall not (unless the Sponsor otherwise determines) attempt to make any retroactive adjustments in order to reflect the differences between such estimated and the final numbers, but rather shall reflect such differences in the Accounting Period in which final numbers become available. The Sponsor also shall not (unless the Sponsor otherwise determines) revise Sponsor's Fee calculations to reflect differences between estimated and final numbers (including differences which have resulted in economic benefit to a Sponsor Party).

If, after payment of redemption proceeds, the Sponsor determines that adjustment to the Net Asset Value of the redeemed Units is necessary, the redeeming Investor (if the Net Asset Value is adjusted upwards) or the remaining Investors (if the Net Asset Value is adjusted downwards) will bear the risk of such adjustment. The redeeming Investor will neither receive further distributions from, nor will it be required to reimburse, this FuturesAccess Fund in such circumstances.

SECTION 2.12. ACCOUNTING PRACTICES. All matters concerning this FuturesAccess Fund's accounting practices shall be determined by the Sponsor on a fair and equitable basis, and all such determinations shall be final and conclusive as to all Investors. However, the Sponsor shall be under no obligation whatsoever to make any deviations from the allocations set forth in this Article II.

In reporting Net Asset Values to Investors and third parties on an interim basis, the Sponsor shall be entitled to accrue fees and payments due at the end of a period as if such fees or payments were due (on a pro rata basis, if appropriate) as of the end of an interim period within such period.

ARTICLE III
PARTICIPATION IN FUTURESACCESS FUND PROPERTY; REDEMPTIONS AND DISTRIBUTIONS

SECTION 3.01. NO UNDIVIDED INTERESTS IN FUTURESACCESS FUND PROPERTY. Each Unit shall represent an interest in this FuturesAccess Fund, not an undivided interest in any property of this FuturesAccess Fund. The Units shall constitute personal property for all purposes.

SECTION 3.02. REDEMPTIONS OF UNITS; EXCHANGES.

(a)
Timing and Amount of Redemptions. Subject to this Section 3.02, an Investor shall be entitled to redeem as of the end of any calendar month all or part of such Investor's Units, upon giving at least 10 days'

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

written or oral notice. Investors who have Securities Accounts may give such notice by contacting their BAC financial advisor or portfolio manager or other BAC investment professional, orally or in writing; Investors who no longer have a Securities Account must submit written notice of redemption, with the signature guaranteed by a United States bank or broker-dealer, to the Sponsor.

(b)	No Redemption Fees. This FuturesAccess Fund shall not charge a redemption fee.

(c)
Payment of Redemptions. The Sponsor shall cause this FuturesAccess Fund to distribute to redeeming Investors the estimated Net Asset Value of the Units redeemed by them, generally approximately 10 business days after the effective date of redemption, although there can be no assurance of the timing of such payment.

Units which have been redeemed, but the proceeds of which have not yet been paid, shall nevertheless be deemed to have ceased to be outstanding from the effective date of redemption for all other purposes hereunder.

No interest shall be paid to Investors on redemption proceeds held pending distribution. This FuturesAccess Fund shall retain any such interest.

(d)
Suspension of Redemptions. In the event that this FuturesAccess Fund suspends the calculation of Net Asset Value, the Sponsor shall, upon written notice to all affected Investors, suspend any or all redemption requests (as well as any request to exchange Units for units of other FuturesAccess Funds). Any unsatisfied redemption requests shall be suspended until such time as this FuturesAccess Fund is able to determine Net Asset Value. All Units subject to suspended redemption requests shall continue to be treated as outstanding for all purposes hereunder, as if no redemption requests relating thereto had been submitted, until the effective date of their suspended redemption. During any period in which this FuturesAccess Fund is suspending redemptions, Investors will not be able to exchange Units for units of other FuturesAccess Funds. The Sponsor shall suspend redemptions during any period in which the calculation of Net Asset Value has been suspended.

If the Sponsor determines that a portion, but not all, of pending redemption requests can be processed in due course, the requests of all Investors submitting timely redemption requests with respect to any given redemption date shall be satisfied pro rata (based on the aggregate Net Asset Value of the Units requested to be redeemed by all Investors) from such funds as the Sponsor determines are available for distribution.

In addition to the foregoing provisions of this Section 3.02(d), the Sponsor may delay or suspend both the payment of redemption proceeds and the effective date of redemptions if the Sponsor determines that not doing so would have adverse consequences for the non-redeeming Investors.

(e)
Exchanges. Investors may generally exchange Units for units in other FuturesAccess Funds as described in the Disclosure Document. Any circumstance leading to a delay or suspension of either redemption dates or the receipt of the proceeds of redemptions from this FuturesAccess Fund shall have a corresponding effect on Investors' exercise of their exchange privileges relating to this FuturesAccess Fund.

SECTION 3.03. WITHDRAWALS OF CAPITAL BY THE SPONSOR.

(a)	The Sponsor may withdraw capital from its Capital Account(s), if any, without notice to the Investors.

(b)
To the extent BAC has provided any "seed" capital to this FuturesAccess Fund, BAC may redeem such seed capital pursuant to the terms set forth in the Disclosure Document. For the avoidance of doubt, BAC may withdraw seed capital at different times and on different terms than are available to Investors.

SECTION 3.04. MANDATORY REDEMPTIONS.

(a)
The Sponsor may mandatorily redeem part or all of the Units held by a particular Investor if the Sponsor determines that: (i) such Investor's continued holding of Units could result in adverse consequences to

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

this FuturesAccess Fund; (ii) such Investor has a history of excessive exchanges between different FuturesAccess Funds and/or HedgeAccess Funds that is contrary to the purpose and/or efficient management of FuturesAccess and/or HedgeAccess; (iii) such Investor's investment in the Units, or aggregate investment in FuturesAccess, is below the minimum level established by the Sponsor (including any increase in such minimum level that the Sponsor may implement in the future); (iv) such Investor holds Class M Units and is no longer eligible to hold such Units; or (v) for any other reason.

(b)
The Sponsor will mandatorily redeem all of this FuturesAccess Fund's outstanding Units in the event that the Sponsor concludes that it is no longer advisable to place client capital with the Trading Advisor or if the amount of assets invested in this FuturesAccess Fund declines to a level that the Sponsor believes makes the continued operation of this FuturesAccess Fund impracticable or uneconomical.

(c)
Units mandatorily redeemed shall be redeemed as of the specified month-end without any further action on the part of the affected Investor, and the provisions of Sections 3.02 and 3.07 shall apply. In the event that the Sponsor mandatorily redeems any of an Investor's Units, such Investor shall have the option to redeem all of such Investor's Units as of the date fixed for redemption.

SECTION 3.05. MANDATORY REDEMPTIONS TO PAY TAXES. In the event that this FuturesAccess Fund is required to pay or withhold state, local or other taxes with respect to a particular Investor or Investors, this FuturesAccess Fund may redeem an appropriate number of such Investor's or Investors' Units as of the end of the Accounting Period immediately following such payment in order to reimburse this FuturesAccess Fund for the amount of such payment, together with interest on the amounts so paid at the 91-day Treasury bill rate as in effect as of the beginning of each calendar month, starting with the calendar month in which such payment is made, through the end of such Accounting Period.

SECTION 3.06. DISTRIBUTIONS. Distributions by this FuturesAccess Fund to Investors shall be made in the sole discretion of the Sponsor. No distributions are required.

SECTION 3.07. FORM OF DISTRIBUTION AND REDEMPTION PAYMENTS. No Investor shall have the right to demand or receive any property other than cash upon redemption. Distributions or payouts made to Investors may be made in cash or in-kind, provided that such in-kind distribution or payout is not materially adverse to the interests of the Investors.

SECTION 3.08. REMOVAL OF THE SPONSOR. Upon at least 60 calendar days' written notice to the Sponsor and all Investors in this FuturesAccess Fund, the Sponsor may be required to withdraw as manager of this FuturesAccess Fund by a vote of Investors owning not less than 50% of the outstanding Units (by Net Asset Value), not including Units held by Sponsor Parties. Any such removal shall be effective as of the end of the calendar quarter in which such vote occurs.

ARTICLE IV
WITHDRAWAL OF THE SPONSOR AND INVESTORS

SECTION 4.01. WITHDRAWAL OF THE SPONSOR.

(a)
The Sponsor may withdraw from this FuturesAccess Fund at any time, without any breach of this Agreement, upon 90 calendar days' written notice to the Investors. Withdrawal of the Sponsor shall not dissolve this FuturesAccess Fund if at the time there is at least one other manager remaining; however, all Investors shall be entitled to redeem their Units, in total and not in part, as of the effective date of any such withdrawal by the Sponsor, unless an entity affiliated with the Sponsor remains as a manager of this FuturesAccess Fund. Nothing in this Section 4.01(a) shall, however, restrict the Sponsor from assigning and delegating its rights and obligations under this Agreement to an affiliate of the Sponsor upon notice (which need not be prior notice) to the Investors or in connection with the sale of all or a material portion of the Sponsor's equity or assets.

(b)	Withdrawal of the last remaining manager shall dissolve this FuturesAccess Fund.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

SECTION 4.02. WITHDRAWAL OF AN INVESTOR. An Investor shall withdraw from this FuturesAccess Fund upon redemption of all of such Investor's outstanding Units. Withdrawal of an Investor shall not be a cause for dissolution of this FuturesAccess Fund.

SECTION 4.03. STATUS AFTER WITHDRAWAL. Except to the extent provided in Section 2.08 or Section 7.02, each Investor upon redemption of the last of such Investor's Units shall cease to have any rights under this Agreement.

ARTICLE V
MANAGEMENT

SECTION 5.01. AUTHORITY OF THE SPONSOR.

(a)
The management and operation of this FuturesAccess Fund and the determination of its policies shall be vested exclusively in the Sponsor. The Sponsor shall have the authority and power on behalf and in the name of this FuturesAccess Fund to:  carry out any and all of the objectives and purposes of this FuturesAccess Fund set forth in Section 1.01; make, execute, sign and file a Certificate of Formation of this FuturesAccess Fund, any amendments thereto authorized herein, any amendments to this Agreement authorized herein, and all such other instruments, documents and certificates, which may, from time to time, be required by, or deemed advisable by the Sponsor under, the laws of the United States of America, the State of Delaware, the State of New Jersey, the State of New York or any other state or political subdivision in which the Sponsor shall determine that this FuturesAccess Fund shall do business, to effectuate, implement and continue the valid existence of this FuturesAccess Fund; and perform all acts and enter into, execute and perform all contracts and other undertakings which the Sponsor may deem necessary or advisable in connection with such objectives and purposes or incidental thereto; provided, that the Trading Advisor shall at all times have discretionary authority over the trading and investing of this FuturesAccess Fund. All actions and determinations to be made by the Sponsor hereunder shall, unless otherwise expressly provided, be made in the Sponsor's sole and absolute discretion.

(b)	The Sponsor is specifically authorized to manage this FuturesAccess Fund's cash flow and pay costs by bank or other borrowings.

SECTION 5.02. SERVICE PROVIDERS; INVESTMENTS; ACCOUNTS. The Sponsor is hereby authorized and empowered to carry out and implement any and all of the objectives and purposes of this FuturesAccess Fund, including and without limiting the generality of the foregoing:

(a)
to place capital under the management of, and withdraw capital from, the discretionary control of the Trading Advisor; provided, that this FuturesAccess Fund shall not retain any other Trading Advisor (although the Sponsor may dissolve this FuturesAccess Fund at any time).

(b)	to engage attorneys, accountants, agents and other persons as the Sponsor may deem necessary or advisable;

(c)
to open, maintain and close accounts, including margin, discretionary and cash management accounts, with brokers, dealers, counterparties or other persons (in each case, including affiliates of the Sponsor) and to pay the customary fees and charges applicable to transactions in, or the maintenance of, all such accounts;

(d)	to invest in money-market funds (including funds sponsored by affiliates of the Sponsor), Treasury bills or other short-term, interest-bearing instruments;

(e)	to open, maintain and close bank and other interest-bearing and non-interest-bearing accounts; and

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

(f)
to enter into, make, execute and perform such contracts, agreements and other undertakings as the Sponsor may deem necessary, advisable or incidental to the conduct of the business of this FuturesAccess Fund.

SECTION 5.03. ACTIVITIES OF THE SPONSOR PARTIES.

(a)
The respective Sponsor Parties will not devote their full business time, or any material portion of their business time, to this FuturesAccess Fund, as each is involved in the management of numerous other client and proprietary accounts. However, the Sponsor hereby agrees to devote to the objectives and purposes of this FuturesAccess Fund such amount of the business time of its officers and employees as the Sponsor shall deem necessary for the management of the affairs of this FuturesAccess Fund; provided, however, that nothing contained in this Section 5.03(a) shall preclude any Sponsor Party from acting as a director, stockholder, officer or employee of any corporation, a trustee of any trust, a partner of any partnership, a manager or member of any other limited liability company or an administrative official of any other business or governmental entity, or from receiving compensation for services rendered thereto, from participating in profits derived from investments in any such entity or from investing in any securities or other property for such person's own account.

(b)
As contemplated by Section 2.05(g), the Sponsor retains outside service providers to supply certain services to FuturesAccess, including, but not limited to:  tax reporting; custody; accounting; and escrow services to FuturesAccess. Operating costs include this FuturesAccess Fund's allocable share of the fees and expenses of such (or other) service providers, as well as the fees and expenses of any Sponsor Party which may provide such (or other) services in the future.

SECTION 5.04. SERVICES TO THIS FUTURESACCESS FUND. Any Sponsor Party may perform administrative services for this FuturesAccess Fund, without such Sponsor Party waiving its fees for such services.

SECTION 5.05. INTERESTED PARTIES. The fact that a Sponsor Party or an Investor is directly or indirectly interested in or connected with this FuturesAccess Fund or a related party with which or with whom this FuturesAccess Fund has dealings, including but not limited to the Sponsor's sharing in the Management Fees paid and Performance Fees paid by this FuturesAccess Fund to the Trading Advisor (such sharing to be effected either by the Trading Advisor's making a direct payment to the Sponsor or by the Trading Advisor's making payments to this FuturesAccess Fund which are specially allocated solely to the Sponsor, distributed to the Sponsor pursuant to a non-pro rata distribution or paid by this FuturesAccess Fund to the Sponsor as a third party (rather than in its capacity as a member)), the receipt or rebate of other advisory and/or management fees, brokerage commissions, "bid-ask" spreads, mark-ups or other expenses, shall not preclude such dealings or make them void or voidable; and neither this FuturesAccess Fund nor any of the Investors shall have any rights in or to any such dealings or in or to any profits derived therefrom.

SECTION 5.06. EXCULPATION. The Sponsor Parties shall not be liable to this FuturesAccess Fund or any Investor for any claims, costs, expenses, damages or losses arising out of or in connection with this Agreement, the Sponsor acting as manager of this FuturesAccess Fund, this FuturesAccess Fund in general or the offering of the Units, for any conduct undertaken or omitted in good faith, and in the belief that such conduct or omission was in, or not opposed to, the best interests of this FuturesAccess Fund; provided, that such conduct or omission did not constitute gross negligence or intentional misconduct on the part of such Sponsor Party.

No Sponsor Party shall be liable to this FuturesAccess Fund or any Investor for failure to obtain for this FuturesAccess Fund, or to require this FuturesAccess Fund to obtain, the lowest negotiated brokerage commission rates, or to combine or arrange trading orders so as to obtain the lowest brokerage commission rates with respect to any transaction on behalf of this FuturesAccess Fund, or for the failure to recapture, directly or indirectly, any brokerage commissions for the benefit of this FuturesAccess Fund.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

No Sponsor Party shall be liable to this FuturesAccess Fund or any Investor for claims, costs, expenses, damages or losses due to circumstances beyond any Sponsor Party's control, or due to the negligence, dishonesty, bad faith or misfeasance of any third party chosen by a Sponsor Party in good faith.

In no respect by way of limiting the foregoing exculpatory provisions but rather by way of greater certainty, no Sponsor Party shall be liable to this FuturesAccess Fund or any Investor for any actions or omissions of:  (i) the Trading Advisor; (ii) any broker, dealer or counterparty unaffiliated with BAC chosen by a Sponsor Party in good faith; or (iii) any broker, dealer or counterparty chosen by the Trading Advisor.

Affiliates of the Sponsor will provide this FuturesAccess Fund with futures brokerage, forward dealing and other counterparty and dealer services, and shall receive compensation in connection therewith.

SECTION 5.07. INDEMNIFICATION. This FuturesAccess Fund shall indemnify and hold harmless the Sponsor Parties from and against any claims, costs, expenses, damages or losses (including, without limitation, from and against any judgment, settlement, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding) suffered or sustained by any of them by reason of the fact that a Sponsor Party is or was connected in any respect with this FuturesAccess Fund; provided, that the conduct or omission which led to such claim, cost, expense, damage or loss met the standard of exculpation set forth in Section 5.06 above.

This FuturesAccess Fund shall advance payments asserted by a Sponsor Party to be due under the preceding paragraph pending a final determination of whether such indemnification is, in fact, due; provided, that such Sponsor Party agrees in writing to return any amounts so advanced (without interest) in the event such indemnification is finally determined not to be due.

Whether or not a Sponsor Party is entitled to indemnification hereunder shall be determined by the judgment of independent counsel as to whether such Sponsor Party has reasonable grounds for asserting that indemnification is so due, unless otherwise determined by a court, arbitral tribunal or administrative forum.

In the event this FuturesAccess Fund is made a party to any claim, dispute or litigation, or otherwise incurs any loss or expense, as a result of or in connection with any Investor's activities, obligations or liabilities unrelated to this FuturesAccess Fund's business, such Investor shall indemnify and reimburse this FuturesAccess Fund for all loss and expense incurred, including attorneys' fees.

SECTION 5.08. INVESTORS' TRANSACTIONS. Nothing in this Agreement is intended to prohibit any Investor from buying, selling or otherwise transacting in securities, commodity interests, currency interests, swap agreements or other instruments for such Investor's own account, including commodity interests, currency interests, swap agreements, securities or other instruments which are the same as those held by this FuturesAccess Fund.

SECTION 5.09. RELIANCE BY THIRD PARTIES. In dealing with the Sponsor acting on behalf of this FuturesAccess Fund, no person shall be required to inquire into the authority of the Sponsor to bind this FuturesAccess Fund. Persons dealing with this FuturesAccess Fund shall also be entitled to rely on a certification by the Sponsor with regard to the authority of other persons to act on behalf of this FuturesAccess Fund in any matter.

SECTION 5.10. REGISTRATION OF ASSETS. Any assets owned by this FuturesAccess Fund may be registered in this FuturesAccess Fund's name, in the name of a nominee or in "street name."

SECTION 5.11. LIMITATION ON AUTHORITY OF THE SPONSOR. The Sponsor shall not have the authority without the consent of Investors holding more than 50% of the outstanding Units (by Net Asset Value), not including Units held by Sponsor Parties, then held by Investors to:

(a)	do any act in contravention of this Agreement (other than pursuant to the Sponsor's authority to unilaterally amend this Agreement, as provided in Section 10.03);

(b)	confess a judgment against this FuturesAccess Fund; or

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

(c)	possess this FuturesAccess Fund's property or assign rights to this FuturesAccess Fund's property forother than a purpose of this FuturesAccess Fund .

ARTICLE VI
ADMISSION OF INVESTORS

SECTION 6.01. PROCEDURE AS TO NEW INVESTORS. The Sponsor may, as of the beginning of any calendar month (or as of such other times as the Sponsor may deem appropriate), admit one or more new Investors by issuing to such Investor(s) Units of the appropriate Class. Each new Investor to FuturesAccess shall execute and deliver an appropriate Subscription Agreement, and the Sponsor may require that each additional Capital Contribution (whether a new subscription or an exchange) be accompanied by new Signature Pages. This FuturesAccess Fund may charge an Investor such amount as may be deemed appropriate by the Sponsor to compensate this FuturesAccess Fund in the case of any Capital Contribution received by this FuturesAccess Fund after the day as of which the new Investor making such Capital Contribution is admitted to this FuturesAccess Fund and such Investor's Units are deemed to have been issued.

Admission of a new Investor shall not result in a dissolution of this FuturesAccess Fund.

SECTION 6.02. PROCEDURE AS TO NEW MANAGERS. One or more additional managers may be admitted to this FuturesAccess Fund by the Sponsor, without the consent of any Investor, if, but only if, the additional manager or managers are affiliates of the Sponsor or successors to all or a material portion of the Sponsor's equity or assets. The Sponsor shall promptly notify the Investors of the admission of any such affiliated manager or managers (such notice need not, however, be prior notice). No manager or managers which is not or are not affiliated with the Sponsor may be admitted to this FuturesAccess Fund without the consent of Investors holding more than 50% of the outstanding Units (by Net Asset Value), not including Units held by Sponsor Parties, then held by Investors; provided, that the foregoing restriction shall not apply in the case of a sale of all or a material portion of the Sponsor's equity or assets.

ARTICLE VII
BOOKS OF ACCOUNT; AUDITS; REPORTS TO INVESTORS

SECTION 7.01. BOOKS OF ACCOUNT. The books of account of this FuturesAccess Fund shall be maintained in accordance with generally accepted accounting principles under the accrual basis of accounting by or under the supervision of the Sponsor and shall be open to inspection by any Investor or such Investor's representative during regular business hours; provided, however, that such books and records shall only be available for inspection pursuant to a valid, non-commercial purpose related to an Investor's status as an Investor. This FuturesAccess Fund's books of account shall not, however, for such purpose include any record of the particular transactions entered into by this FuturesAccess Fund.

SECTION 7.02. ANNUAL AUDIT. The accounts of this FuturesAccess Fund shall be audited as of the close of each fiscal year by an independent public accounting firm (the "Accountant") selected by the Sponsor and in accordance with the applicable Commodity Futures Trading Commission regulations.

The Sponsor or its agents shall cause to be prepared and mailed to each Investor, including Investors who have redeemed all of their Units and withdrawn but who were Investors at any time during a fiscal year, audited financial statements and a report prepared by the Accountant, setting forth as of the end of such fiscal year:

(a)	the assets and liabilities of this FuturesAccess Fund;

(b)	the net capital appreciation or depreciation of this FuturesAccess Fund for such fiscal year;

(c)	the Net Asset Value of this FuturesAccess Fund as of the end of such fiscal year; and

(d)	the Net Asset Value per Unit of each Class as of the end of such fiscal year.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

The Sponsor shall not be required to provide Investors with an annual audit in respect of any given year by any particular date in the following year, nor shall the Net Asset Value of the Units be audited as of any date other than the end of a fiscal year.

The Sponsor or its agents shall cause each Investor, including former Investors who were Investors at any time during such fiscal year, to be furnished with all information relating to this FuturesAccess Fund necessary to enable such Investor to prepare such Investor's federal income tax return; provided, that all Investors acknowledge and agree that such information may initially be provided in the form of estimates pending completion of this FuturesAccess Fund's audit for such fiscal year, and that Investors may be required to obtain extensions of the date by which their federal and state income tax returns must be filed. The Sponsor will have no liability to any Investor as a result of such Investor being required to obtain any such extensions.

SECTION 7.03. INTERIM REPORTS. From time to time, but no less frequently than monthly, the Sponsor shall cause to be prepared and delivered (at the expense of this FuturesAccess Fund), to each Investor interim reports indicating this FuturesAccess Fund's estimated results of operations and presenting such other matters concerning this FuturesAccess Fund's operations as the Sponsor may deem appropriate as well as those required by the applicable Commodity Futures Trading Commission regulations. The estimated performance of this FuturesAccess Fund will be available upon request to the Sponsor by any Investor.

ARTICLE VIII
CONFLICTS OF INTEREST

SECTION 8.01. INVESTORS' CONSENT. Each Investor, by subscribing for Units, gives full and informed consent to the conflicts of interest to which the Sponsor Parties are subject in their operation of this FuturesAccess Fund, as disclosed in the Disclosure Document and as contemplated herein (including without limitation BAC acting as exclusive clearing broker and principal forward contract and swap dealer at rates and dealer spreads which have not been negotiated at arm's-length as well as the Sponsor sharing in the Management and Performance Fees paid to the Trading Advisor by this FuturesAccess Fund) and covenants not to object to or bring any proceedings against any Sponsor Party relating to any such conflicts of interest; provided, that such Sponsor Party complies with the standard of exculpation set forth in Section 5.06.

The Sponsor is hereby specifically authorized by all Investors to cause this FuturesAccess Fund to use BAC as this FuturesAccess Fund's exclusive clearing broker and primary forward contract and swap counterparty, and all Investors acknowledge and agree that the brokerage rates and dealer spreads charged by BAC to this FuturesAccess Fund are higher than those charged to other BAC clients; in addition, BAC will retain significant additional economic benefit from possession of this FuturesAccess Fund's assets.

ARTICLE IX
DISSOLUTION AND WINDING UP OF THIS FUTURESACCESS FUND

SECTION 9.01. EVENTS OF DISSOLUTION. This FuturesAccess Fund will be dissolved, the affairs of this FuturesAccess Fund will be wound up and this FuturesAccess Fund will be liquidated upon the occurrence of any of the following events:

(a)	bankruptcy, dissolution, withdrawal or other termination of the last remaining manager of this FuturesAccess Fund;

(b)	any event which would make unlawful the continued existence of this FuturesAccess Fund;

(c)	withdrawal of the Sponsor unless at such time there is at least one remaining manager; or

(d)	the determination by the Sponsor to liquidate this FuturesAccess Fund and wind up its affairs.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

Nothing in this Section 9.01 shall impair the right of Investors holding more than 50% of the outstanding Units then held by Investors to vote within 90 calendar days of any of the foregoing events of dissolution to continue this FuturesAccess Fund on the terms set forth herein (if it is lawful to do so), and to appoint one or more managers for this FuturesAccess Fund.

SECTION 9.02. DISSOLUTION. Upon the dissolution of this FuturesAccess Fund, the Sponsor (or, if the Sponsor has withdrawn, such other liquidator as the Investors may, by vote of more than 50% of the outstanding Units by Net Asset Value, not including Units held by Sponsor Parties, select) shall wind up this FuturesAccess Fund's affairs and, in connection therewith, shall distribute this FuturesAccess Fund's assets in the following manner and order:

(a)	FIRST, to the payment and discharge of all claims of creditors of this FuturesAccess Fund (including creditors who are Investors);

(b)
SECOND, to the establishment of such reserves as the Sponsor (or such other liquidator) may consider reasonably necessary or appropriate for any losses, contingencies, liabilities or other matters of or relating to this FuturesAccess Fund; provided, however, that if and when the Sponsor (or such other liquidator) determines that the causes for such reserves have ceased to exist, the monies, if any, then held in reserve shall be distributed in the manner hereinafter provided; and

(c)
THIRD, after making all final allocations contemplated by Article II (and for such purposes treating the date of dissolution as if it were a December 31), to the distribution in cash of the remaining assets of this FuturesAccess Fund among the Investors in accordance with the positive balance in each such Investor's Closing Capital Account as of the last day of the Accounting Period in which this FuturesAccess Fund's dissolution occurs. Any assets distributed in kind in the liquidation shall be valued, for purposes of such distribution, in accordance with Section 2.10 as of the date of distribution, and any difference between such value and the carrying value of such assets shall, to the extent not otherwise taken into account in determining Net Asset Value, be deemed to constitute income or loss to this FuturesAccess Fund.

ARTICLE X
MISCELLANEOUS PROVISIONS

SECTION 10.01. INVESTORS NOT TO CONTROL. The Investors shall take no part in the conduct or control of this FuturesAccess Fund's business and shall have no authority or power to act for or to bind this FuturesAccess Fund.

SECTION 10.02. POWER OF ATTORNEY. Each Investor, by subscribing for Units, does hereby constitute and appoint the Sponsor, as such Investor's true and lawful representative and attorney-in-fact, with authority in such Investor's name, place and stead to make, execute, sign and file a Certificate of Formation of this FuturesAccess Fund, any amendments thereto authorized herein, any amendments to this Agreement authorized herein, and all such other instruments, documents and certificates which may, from time to time, be required by, or deemed advisable by the Sponsor under, the laws of the United States of America, the State of Delaware, the State of New Jersey, the State of New York or any other state or political subdivision in which the Sponsor shall determine that this FuturesAccess Fund shall do business, to effectuate, implement and continue the valid existence of this FuturesAccess Fund.

SECTION 10.03. AMENDMENTS; CONSENTS. This Agreement may not be modified or amended without the written consent of the Sponsor.

This Agreement may be modified or amended at any time with the consent of the Sponsor and by Investors holding more than 50% of the outstanding Units (by Net Asset Value) not including Units held by Sponsor Parties.

For all purposes of this Agreement, except as provided in the last paragraph of this Section 10.03, when the consent of Investors is required, the affirmative consent of Investors is not required; "negative consent" by failure to object in writing after reasonable notice of a proposed modification or amendment is sufficient — 30 calendar days to be conclusively presumed to constitute "reasonable notice" for such purposes.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

The Sponsor may, without the consent of the Investors, modify or amend any provision of this Agreement for any of the following purposes:

(a)	to add to this Agreement any further covenants, restrictions, undertakings or other provisions for the protection or benefit of Investors;

(b)	to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions contained herein or in the Disclosure Document;

(c)	to cause the allocations contained in Article II to comply with Section 704 of the Code or any other statutory provisions or regulations relating to such allocations;

(d)
to provide for the issuance of new Classes of Units, or to amend the manner in which Units may be exchanged among funds in FuturesAccess or between different Classes of Units, provided that doing so is not adverse to outstanding Units (as contemplated by Section 10.14); or

(e)	to make any other change not materially adverse to the interests of the Investors.

Notwithstanding anything in this Section 10.03 to the contrary, without the affirmative written consent of each Investor affected thereby, no such modification or amendment shall:  reduce the liabilities, obligations or responsibilities of the Sponsor (except that the Sponsor may take action to admit any person or entity which is an affiliate of the Sponsor as a substitute manager, and to provide for the Sponsor subsequently to withdraw from this FuturesAccess Fund or to provide for the Sponsor to withdraw from this FuturesAccess Fund without admitting any such substitute manager to this FuturesAccess Fund); increase the liabilities of Investors; or reduce the participation of Investors in the profits and losses of this FuturesAccess Fund or in any distributions made by this FuturesAccess Fund as set forth herein.

SECTION 10.04. NOTICES. Any notice to this FuturesAccess Fund or the Sponsor relating to this Agreement shall be in writing and delivered in person or by registered or certified mail and addressed to the Sponsor at the principal office of this FuturesAccess Fund. All notices and reports sent to the Investors shall be addressed to each Investor at the address set forth in such Investor's Subscription Agreement (including the Signature Pages). Any Investor may designate a new address by written notice to the Sponsor. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been given to this FuturesAccess Fund or the Sponsor when actually received by the Sponsor, and to have been given to an Investor three business days after being deposited in a post office or regularly maintained mailbox or when delivered in person. The Sponsor may waive any notice requirement relating to notice to this FuturesAccess Fund or to itself, but no such waiver shall constitute a continuing waiver.

SECTION 10.05. LEGAL EFFECT; MANNER OF EXECUTION. This Agreement shall be binding upon the Investors, the Sponsor and their respective permitted successors and assigns. This Agreement shall inure to the benefit of the foregoing parties as well as to the benefit of the Sponsor Parties.

This Agreement may be executed by power-of-attorney embodied in a Subscription Agreement (including the Signature Pages) or similar instrument with the same effect as if the parties executing the Subscription Agreement (including the Signature Pages) or similar instrument had all executed one counterpart of this Agreement; provided, that this Agreement may also be executed in separate counterparts.

SECTION 10.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE RIGHTS AND LIABILITIES OF THE INVESTORS SHALL BE AS PROVIDED IN THE ACT, EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.

SECTION 10.07. CONSENT TO JURISDICTION. All controversies arising hereunder or in connection with the affairs of this FuturesAccess Fund shall be brought in the state or federal courts located in New York, New York, and all Investors hereby irrevocably consent to such jurisdiction and venue.

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

SECTION 10.08. "TAX MATTERS PARTNER"; TAX ELECTIONS. The Sponsor is designated as the "Tax Matters Partner" for this FuturesAccess Fund and shall be empowered to make or revoke any elections now or hereafter required or permitted to be made by the Code, regulations promulgated thereunder or any state or local tax law.

Unless the Sponsor otherwise consents, each Investor, by subscribing for Units, agrees not to treat any tax item on such Investor's individual tax return in a manner inconsistent with the treatment of such item by this FuturesAccess Fund, as reflected on the Schedule K-1 or other information statement furnished by this FuturesAccess Fund to such Investor, or to file any claim for refund relating to any such tax item which would result in such inconsistent treatment.

SECTION 10.09. DETERMINATION OF MATTERS NOT PROVIDED FOR IN THIS AGREEMENT. The Sponsor shall be empowered to decide, in its good faith judgment, any questions arising with respect to this FuturesAccess Fund or to this Agreement, and to provide for matters arising hereunder but which are not specifically set forth herein, as the Sponsor may deem to be in, or not opposed to, the best interests of this FuturesAccess Fund.

SECTION 10.10. NO PUBLICITY. Each Investor agrees that such Investor will in no event provide information concerning this FuturesAccess Fund to any third party, knowing that such third party may use such information in any form of publication, newsletter or circular, whether publicly or privately distributed. Each Investor's investment in this FuturesAccess Fund, as well as the performance of such investment, shall be maintained on a strictly confidential basis; provided, that the Sponsor may make use of this FuturesAccess Fund's performance record in the ordinary course of the Sponsor's business activities.

SECTION 10.11. SURVIVAL. The indemnity and exculpation provisions hereof, as well as the obligations to settle accounts, shall survive the withdrawal of any Investor as well as the dissolution of this FuturesAccess Fund.

SECTION 10.12. WAIVERS. The Sponsor may waive any provision of this Agreement restricting the actions of Investors in respect of certain but not all Investors provided that doing so will have no adverse effect on other Investors.

SECTION 10.13. VOTING RIGHTS. The voting rights of the Units shall be determined by their respective Net Asset Values. In determining the number of Units entitled to vote or consent and the number of votes or consents needed for approval of any matter for which such a vote or consent is provided for herein, Units held by any Sponsor Party (including, without limitation, the Sponsor's Capital Account, if any, on a Unit-equivalent basis) shall not be counted.

SECTION 10.14. ISSUANCE OF DIFFERENT CLASSES.

(a)
The Sponsor may, at any time and from time to time, issue different Classes of Units, and may adjust the allocation, voting and other provisions of this Agreement so as equitably to reflect the issuance of such additional Classes. The terms applicable to any such Class of Units shall be as set forth in any amendment to this Agreement, the Disclosure Document or any supplement thereto, resolutions of this FuturesAccess Fund or such other form, as determined by the Sponsor.

(b)	The Sponsor may also alter the terms on which Units of any Class are sold, provided that doing so does not adversely affect existing Investors.

(c)
The fact that, for purposes of convenience, Units issued by this FuturesAccess Fund shall be designated as being Units of different "Classes" shall in no respect imply that these Units constitute different classes of equity interests as opposed to simply being subject to different fees.

SECTION 10.15. COMPLIANCE WITH THE INVESTMENT ADVISERS ACT of 1940; SECURITIES LAWS.

(a)
This FuturesAccess Fund is not an "advisory client" of the Sponsor for purposes of the Investment Advisers Act of 1940 (the "Advisers Act") due to this FuturesAccess Fund's trading futures, forward and options contracts other than securities. Nevertheless, to the extent that any provision hereof may be construed in a manner inconsistent with the Advisers Act, it is the express intent of the Sponsor and the Investors that such provision be interpreted and applied ab initio so as to comply with the Advisers Act in all respects (even if doing so effectively amends the terms of this Agreement).

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

(b)	Nothing in this Agreement shall be deemed to constitute a waiver by any Investor of such Investor's rights under any federal or state securities laws.

SECTION 10.16. AMENDMENT AND RESTATEMENT. This Agreement amends and restates all prior limited liability company operating agreements of this FuturesAccess Fund.

* * * * * * * *

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their respective representatives thereunto duly authorized.

INVESTORS:		SPONSOR:

By:	Merrill Lynch Alternative Investments LLC	Merrill Lynch Alternative Investments LLC
Attorney-in-Fact

By:	/s/ Ninon Marapachi	By:	/s/ Ninon Marapachi
	Name: Ninon Marapachi		Name: Ninon Marapachi
	Title: VP MLAI		Title: VP MLAI

ML Transtrend DTP Enhanced FuturesAccess LLC
Second Amended and Restated Limited Liability Company Operating Agreement
Dated as of February 29, 2012